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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)                  March 23, 1999



                       INTEGRATED SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)





          DE                            1-11900                 75-2422983
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
   of incorporation)                                        Identification No.)




8200 SPRINGWOOD DRIVE, SUITE 230, IRVING, TX                        75063
  (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code             (972) 444-8280



         (Former name or former address, if changed since last report.)


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Item 5. Other Events.

On October 29, 1998, the Nasdaq Stock Market notified Integrated Security Systems, Inc. (the "Company") that it was required to demonstrate by February 18, 1999, that it had a minimum of $2,000,000 in net tangible assets and a closing bid price of $1 per share in order to continue to have its securities listed on the Nasdaq SmallCap Market. On October 29, 1998, the Company outlined its plan to regain compliance with the net tangible assets requirement. On March 23, 1999, the Nasdaq Stock Market notified the Company that it had determined to delist the Company's securities from the Nasdaq Stock Market effective with the close of business on March 23, 1999. Effective March 24, 1999, the Company's common stock is being quoted and traded on the Over-the-Counter Bulletin Board under the symbol "IZZI."



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Integrated Security Systems, Inc.
                                  ----------------------------------------------
                                  (Registrant)


March 30, 1999                    /s/ GERALD K. BECKMANN
(Date)                            ----------------------------------------------
                                  Gerald K. Beckmann
                                  President and CEO


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